Exhibit 99.1

                                                                    IR Contact:
                                                                    -----------
                                                                    Paul Farmer
Internet Pictures Corporation                                   (925) 242- 4002
                                                           paul.farmer@ipix.com


                   IPIX REPORTS RESULTS FOR THIRD QUARTER 2003

OAK RIDGE, TN/SAN RAMON, CA - November 6, 2003 - Internet Pictures Corporation (Nasdaq: IPIX; "iPIX") announces third quarter 2003 highlights:

  * Revenues of $6.6 million
  * Gross margins of 65%
  * Net income of $0.2 million
  * $10.2 million of cash, short-term investments and restricted cash


Third Quarter Financial Results (See attachments)

iPIX, a global leader in mission critical imaging solutions, today announced financial results for the quarter ended September 30, 2003. iPIX reported revenue for the quarter ended September 30, 2003 was $6.6 million compared to $6.0 million for the quarter ended September 30, 2002. iPIX's gross margin was 65% in the quarter ended September 30, 2003, compared to 62% in the same period of 2002.

iPIX reported $0.2 million of net income for the quarter ended September 30, 2003, compared to net income of $0.6 million in the same period of 2002. Net income in the quarter ended September 30, 2002 included $1.4 million, including interest income, from a favorable jury verdict for infringement of iPIX's patents.

As announced in June 2003, iPIX and eBay amended their then current commercial agreement which was scheduled to expire on September 30, 2003. Under the terms of the amended agreement (see SEC filings) iPIX licensed technology to eBay for a licensing fee and iPIX granted eBay the right to extend the agreement. eBay elected not to extend the agreement past October 31, 2003. eBay will pay iPIX $450 thousand for the delivery of the October services. Under the amendment, iPIX completed certain fourth quarter final migration services and eBay paid iPIX the remaining sums due as licensing fees. Once all of the obligations under the amendment are completed, iPIX will recognize the entire license fee (expected to be the quarter ending December 31, 2003).

For the quarter ended September 30, 2003, the fully diluted loss per common share was $0.04, compared to a fully diluted net income per common share of $0.01 in the comparable year-ago quarter.

For additional information, please refer to the filings made by iPIX with the Securities and Exchange Commission.

About iPIX

Internet Pictures Corporation (iPIX(R)) is a leader in mission-critical imaging solutions for eCommerce, classified advertising, security and online marketing. The Company's range of imaging technologies create, process and manage a rich variety of media including still images, immersive images, video, text and audio. iPIX's extensive intellectual property covers patents for immersive imaging, video and surveillance applications. iPIX is headquartered in Oak Ridge, Tennessee, with co-headquarters in San Ramon, California. www.ipix.com

                                       ###

Internet Pictures and iPIX are trademarks and service marks of Internet Pictures Corporation. All other copyrights and trademarks remain the property of their respective owners.

This press release may contain forward-looking information within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors under those sections. In some cases, you can identify forward-looking statements by terminology such as "expect," "believe," "may," "will," "plans" and "anticipate," or the negative of such terms or comparable terminology. Forward-looking statements appearing herein include statements concerning operating and profitability plans and goals and restructuring efforts, and are based on current expectations.

Actual results may differ materially from those projected in the forward-looking statements based upon a number of factors including:

(i)      our loss of existing, or an inability to attract new customers,
(ii)     changes in the demand for our products and services,
(iii)    our rate of revenue growth,
(iv)     our ability to control or affect reductions in costs,
(v) our ability to design, manufacture and deliver high quality products in a timely fashion,
(vi) our third-party supplier's ability to deliver high quality components to us in a timely fashion,
(vii)    technological changes,
(viii)   general economic, financial or market changes or developments and
(ix)     the conversion of our Series B Preferred Stock into common stock.

The matters discussed in this press release also involve risks and uncertainties described from time to time in Internet Pictures Corporation's filings with the Securities and Exchange Commission. These risks and uncertainties are included from time to time in documents iPIX files with the Securities and Exchange Commission, including but not limited to its Form 10-Ks, Form 10-K/As, Form 10-Qs and Form 8-Ks (www.sec.gov).

                          INTERNET PICTURES CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                            Three months ended            Nine months ended
                                                                               September 30,                September 30,
                                                                          ----------------------      -------------------------
                                                                             2002         2003           2002          2003
                                                                          ---------     --------      ----------    -----------
                                                                                (unaudited)                   (unaudited)
                   (In thousands, except per share data)                  (restated)                  (restated)

    Revenue:
    Transaction services.............................................     $   4,242     $  5,811      $   11,619    $   17,471
    Immersive still solutions........................................         1,753          666           4,931         1,858
    Immersive video solutions........................................            --          146              --           237
                                                                          ---------     --------      ----------    ----------
       Total revenue.................................................         5,995        6,623          16,550        19,566
                                                                          ---------     --------      ----------    ----------

    Cost of revenue:
    Transaction services.............................................         1,738        1,876           5,238         5,426
    Immersive still solutions........................................           561          400           1,372         1,025
    Immersive video solutions........................................            --           75              --           161
                                                                          ---------     --------      ----------    ----------
       Total cost of revenue.........................................         2,299        2,351           6,610         6,612
                                                                          ---------     --------      ----------    ----------

       Gross profit..................................................         3,696        4,272           9,940        12,954
                                                                          ---------     --------      ----------    ----------

    Operating expenses:
    Sales and marketing..............................................         1,881        1,899           6,074         5,704
    Research and development.........................................         1,175        1,198           3,686         3,626
    General and administrative.......................................           621        1,001           2,418         2,664
    Restructuring ...................................................          687            --             687            --
                                                                          ---------     --------      ----------    ----------

       Total operating expenses......................................         4,364        4,098          12,865        11,994
                                                                          ---------     --------      ----------    ----------

    Income (loss) from operations....................................          (668)         174          (2,925)          960
    Patent infringement award .......................................         1,000           --           1,000            --
    Interest income (expense) and other..............................           244          (20)            297          (103)
                                                                          ---------     --------      ----------    ----------

    Net income (loss)................................................           576          154          (1,628)          857
    Preferred stock dividends (restated for 2002)....................          (451)        (454)         (1,335)       (1,345)
    Participation of preferred stock (restated for 2002).............           (75)          --              --            --
                                                                          ---------     --------      ----------    ----------


    Net income (loss) available to common stockholders  (restated for
       2002).........................................................     $      50    $    (300)    $    (2,963)  $      (488)
                                                                          =========    =========     ===========   ===========

    Income (loss) per common share, basic and diluted
       (restated for 2002) ..........................................     $    0.01    $   (0.04)    $     (0.44)  $     (0.07)
    Weighted average common shares, basic............................         6,798        7,613           6,789         7,147
    Weighted average common shares, diluted..........................         6,798        7,613           6,789         7,147


                          INTERNET PICTURES CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                                                        December 31,  September 30,
                                                                                                            2002          2003
                                                                                                      --------------  -------------
                                                                                                            (1)        (unaudited)
 (In thousands)

 ASSETS
 Cash and cash equivalents.........................................................................     $     3,020  $      8,836
 Restricted cash and short term investments........................................................           2,972         1,400
 Accounts receivable, net..........................................................................           3,535         2,263
 Inventory, net....................................................................................             181           207
 Prepaid expenses and other current assets.........................................................             984         2,083
                                                                                                        -----------  ------------
       Total current assets........................................................................          10,692        14,789
 Computer hardware, software and other, net........................................................           4,631         2,789
 Other long term assets............................................................................              70            11
 Goodwill..........................................................................................           3,042         3,042
                                                                                                        -----------  ------------
       Total assets................................................................................     $    18,435  $     20,631
                                                                                                        ===========  ============

 LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES:
 Accounts payable..................................................................................     $       360  $        907
 Accrued liabilities...............................................................................           5,426         3,936
 Deferred revenue..................................................................................              85         3,066
 Current portion of obligations under capital leases...............................................           2,403         1,856
                                                                                                        -----------  ------------
       Total current liabilities...................................................................           8,274         9,765
 Obligations under capital leases, net of current portion..........................................           1,459           112
 Other long term liabilities.......................................................................             310            84
                                                                                                        -----------  ------------
          Total liabilities........................................................................          10,043         9,961
                                                                                                        -----------  ------------

 STOCKHOLDERS' EQUITY:
 Preferred stock (Aggregate liquidation value: $24,560 in 2002, $25,633 in 2003)...................               1             1
 Common stock......................................................................................              65            66
 Class B common stock..............................................................................              --            --
 Additional paid-in capital........................................................................         513,937       515,354
 Accumulated deficit...............................................................................        (505,117)     (504,260)
 Accumulated other comprehensive loss..............................................................            (494)         (491)
                                                                                                        -----------  ------------
       Total stockholders' equity..................................................................           8,392        10,670
                                                                                                        -----------  ------------

       Total liabilities and stockholders' equity..................................................     $    18,435  $     20,631
                                                                                                        ===========  ============


----------------------

(1) The December 31, 2002 balances were derived from the audited financial statements.